SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant    [_]

Check the appropriate box:
     [ ] Preliminary Proxy Statement        [_]   Confidential, For Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            RICHFOOD HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

        [X] No fee required.
        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

      (1)   Title of each class of securities to which transaction applies:

      ----------------------------------------------------------------------
      (2)   Aggregate number of securities to which transaction applies:

      -----------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      ------------------------------------------------------------------------
      (4)   Proposed maximum aggregate value of transaction:

      ------------------------------------------------------------------------
      (5)   Total fee paid:

      ------------------------------------------------------------------------
      [ ] Fee paid previously with preliminary materials:

      ------------------------------------------------------------------------
      [ ] Check box if any part of the fee is offset as provided  by  Exchange
          Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

      ------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement no.:

      ------------------------------------------------------------------------
      (3) Filing Party:

      ------------------------------------------------------------------------
      (4) Date Filed:

                                     [logo]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                                                                 July 20, 1998


To the Shareholders of
Richfood Holdings, Inc.:

         We are pleased to invite you to attend the annual meeting of shareholders of Richfood Holdings, Inc. (the "Company") to be held at the Crestar Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Thursday, August 20, 1998, at 10:00 A.M. for the following purposes:

         (1) to elect 11 directors of the Company to serve until the next annual meeting of shareholders;

         (2) to ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as independent public accountants for the current fiscal year; and

         (3) to transact such other business as may properly come before the meeting, or any adjournments thereof.

         Only shareholders of record at the close of business on July 10, 1998, are entitled to notice of, to vote at and to participate in the meeting.

         You are requested to mark, date, sign and return the enclosed form of proxy in the enclosed envelope whether or not you expect to attend the meeting in person.


                             By order of the Board of Directors


                             John C. Belknap
                             Executive Vice President, Chief Financial Officer and Secretary

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS


                                     [logo]


                              GENERAL INFORMATION

         Solicitation of the enclosed proxy is made by the Board of Directors of the Company for use at the annual meeting of shareholders to be held at the Crestar Bank Auditorium, 4th Floor, 919 East Main Street, Richmond, Virginia, on Thursday, August 20, 1998, at 10:00 A.M. and at any adjournments of such meeting. An annual report, including consolidated financial statements for the fiscal year ended May 2, 1998 ("fiscal 1998"), is enclosed with this proxy statement.

         The expenses of this solicitation will be paid by the Company. Officers, directors and employees of the Company may make solicitations of proxies by telephone or telegraph or by personal calls. Brokerage houses, nominees and fiduciaries have been requested to forward proxy soliciting material to the beneficial owners of the stock held of record by them, and the Company will reimburse them for their charges and expenses.

         The Company's charter authorizes the issuance of up to 90,000,000 shares of Common Stock, without par value ("Common Stock"), and 5,000,000 shares of Preferred Stock, without par value. Only shareholders of record at the close of business on July 10, 1998, are entitled to notice of, to vote at and to participate in the meeting. On the record date, 47,665,446 shares of Common Stock were issued and outstanding. Holders of Common Stock will vote as a single class at the annual meeting. Each outstanding share of Common Stock will entitle the holder to one vote on all matters submitted to a vote of shareholders at the annual meeting. All shares of Common Stock represented by properly executed and delivered proxies will be voted at the meeting or any adjournments.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, it is deemed to be present for quorum purposes for all other matters as well. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting will not be included in determining whether a quorum is present at such meeting. Directors are elected by a plurality of the votes cast by holders of Common Stock at a meeting at which a quorum is present. Votes that are withheld and Broker Shares that are not voted in the election of directors will not be included in determining the number of votes cast.

         This proxy statement and the enclosed form of proxy were first mailed to shareholders on July 20, 1998.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

         At the annual meeting, 11 directors are expected to be elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. John F. Rotelle, a director of the Company, has elected to retire effective as of the annual meeting and has declined to be nominated for reelection. Unless authority to do so is withheld, shares of Common Stock represented by properly executed proxies in the enclosed form will be voted for the election of the persons named below. Each of the nominees is currently a director and has served continuously since the year he or she joined the Board. If any of the nominees should become unavailable, the Board of Directors may designate substitute nominees for whom the proxies on the enclosed form will be voted. In the alternative, the Board of Directors may reduce the size of the Board to the number of remaining nominees for whom the proxies will be voted.

                Nominees for Election to the Board of Directors

                                           Principal Occupation or                        Director
           Name                       Employment During Last Five Years              Continuously Since     Age
           ----                       ---------------------------------              ------------------     ---
Donald D. Bennett           Chairman  Emeritus of the Board of the Company (1998);          1990            62
                            former  Chairman  of the  Board  (1995-1998),  Chief
                            Executive  Officer  (1995-1996)  and  President  and
                            Chief Executive Officer (1990-1995) of the Company.

Roger L. Gregory            Managing Partner, Wilder & Gregory Law Office.                  1994            45

Grace E. Harris             Provost  and  Vice  President  for  Academic  Affairs,          1994            65
                            Virginia Commonwealth University.

John C. Jamison             Chairman,  Mallardee Associates, a corporate financial          1990            64
                            advisory service, and Limited Partner,  Goldman, Sachs
                            & Co.,  an  investment  banking  and  brokerage  firm;
                            former  President  and Chief  Executive  Officer,  The
                            Mariner's  Museum,  an  international  maritime museum
                            (1990-1992); Director, Hershey Foods Corporation.

G. Gilmer Minor, III        Chairman  of the Board  (since  1994),  President  and          1988            57
                            Chief  Executive  Officer,  Owens & Minor,  Inc.,  a
                            wholesale   distributor   of  medical  and  surgical
                            supplies; Director, Crestar Financial Corporation.

Claude B. Owen, Jr.         Chairman  of the Board and  Chief  Executive  Officer,          1988            53
                            DIMON  Incorporated  (successor  to Dibrell  Brothers,
                            Incorporated),   an  importer  and  exporter  of  leaf
                            tobacco and fresh cut flowers;  former Chairman of the
                            Board, Chief Executive Officer and President,  Dibrell
                            Brothers,  Incorporated;  Director,  American National
                            Bankshares Inc.

Albert F. Sloan             Former   Chairman  of  the  Board,   Lance,   Inc.,  a          1990            68
                            manufacturer  of cookies,  crackers and snack foods;
                            Director,  Basset Furniture  Industries,  Inc., Cato
                            Corporation and PCA International, Inc.

                                       2

                                           Principal Occupation or                        Director
           Name                       Employment During Last Five Years              Continuously Since     Age
           ----                       ---------------------------------              ------------------     ---
John E. Stokely             Chairman of the Board (1998),  President  (since 1995)          1995            45
                            and  Chief  Executive  Officer  (since  1996)  of  the
                            Company;  former President and Chief Operating Officer
                            (1995-1996),  Executive  Vice  President - Finance and
                            Administration  (1993-1995)  and Senior Vice President
                            - Finance and Chief Financial  Officer  (1991-1993) of
                            the   Company;   Director,   Performance   Food  Group
                            Company,   Trak  Auto   Corporation  and  Crown  Books
                            Corporation.

George H. Thomazin          Chief Executive Officer,  Thomazin Enterprises,  Inc.,          1990            58
                            a business  investment firm;  former Chief Executive
                            Officer, Continental Brokers Co., a food brokerage
                            firm (1989-1992).

James E. Ukrop              Chairman of the Board (1998),  Ukrop's Super  Markets,          1987            61
                            Inc., a retail  grocery  chain;  former  Vice-Chairman
                            and Chief Executive Officer  (1994-1998) and President
                            and  Chief  Executive  Officer  (1975-1994),   Ukrop's
                            Super Markets,  Inc.;  Director,  Legg Mason, Inc. and
                            Owens & Minor, Inc.

Edward Villanueva           Financial Consultant;  Director,  Circuit City Stores,          1990            63
                            Inc.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 1 TO ELECT THE FOREGOING NOMINEES TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE NEXT ANNUAL MEETING OF SHAREHOLDERS.

                       Board of Directors and Committees

         The Board of Directors meets regularly every quarter and following each annual meeting of shareholders. During fiscal 1998, there were four meetings of the Board.

         The Board has standing Executive, Audit, Executive Compensation and Nominating Committees. Members of the Executive Committee are Messrs. Bennett (Chairman), Owen, Sloan, Stokely and Thomazin. During fiscal 1998, there was one meeting of the Executive Committee. The Executive Committee reviews various matters and submits proposals or recommendations to the Board of Directors. The Executive Committee is empowered to and does act for the Board of Directors on certain matters.

         Members of the Audit Committee are Messrs. Jamison (Chairman), Gregory and Villanueva. During fiscal 1998, there were three meetings of the Audit Committee. The Audit Committee recommends an independent public accounting firm to be selected by the Board of Directors for the upcoming fiscal year. The Audit Committee reviews and approves various audit functions including the annual audit performed by the Company's independent public accountants. Periodically, the Company's internal auditors and independent public accountants report directly to the Audit Committee.

         Members of the Executive Compensation Committee are Messrs. Sloan (Chairman), Minor, Owen and Thomazin and Dr. Harris. During fiscal 1998, there were four meetings of the Executive Compensation Committee. The Executive Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer, approves the compensation of the Company's other executive officers and administers the Company's annual and long-term incentive plans.

         Members of the Nominating Committee are Messrs. Minor (Chairman), Bennett and Ukrop. During fiscal 1998, there was one meeting of the Nominating Committee. The Nominating Committee recommends to the full Board of Directors persons to serve as directors of the Company and establishes such procedures as it deems proper to receive and review information concerning potential candidates for election or reelection to the Board of Directors. Shareholders entitled to vote for the election of directors may nominate candidates for consideration by the Nominating Committee. Notice of nominations made by shareholders with respect to the 1999 annual meeting must be received in writing by the Secretary of the Company no earlier than May 6, 1999, and no later than May 31, 1999, and must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number and class of capital shares of the Company beneficially owned by each such nominee. The Company's employment and severance benefits agreements with Mr. Bennett and Mr. Stokely include provisions related to their election to the Board of Directors. See "Employment Continuity Agreements."

         Persons who are employees of the Company or of its subsidiaries receive no compensation for their services as directors of the Company. During fiscal 1998, directors who were not employees of the Company or of its subsidiaries received an annual retainer of $25,000 and fees of $1,200 for each meeting of the Company's Board attended, $750 for each meeting of a Board committee attended and $500 for participation in a telephonic meeting of the Board or a Board committee. In addition, chairmen of each Board committee who were not employees of the Company or of its subsidiaries received an additional annual retainer of $2,500. Pursuant to the Company's Non-Employee Directors' Stock Option Plan, each year each director who is not an employee of the Company or of its subsidiaries is granted an option to purchase 1,500 shares of Common Stock for a per share exercise price equal to the fair market value of one share of Common Stock on the date of grant.

         During fiscal 1998, all directors except Mr. Bennett attended at least 75% of the meetings of the Board of Directors and the committees to which they were assigned. Mr. Stokely, Chairman of the Board, President and Chief Executive Officer, and Mr. John C. Belknap, Executive Vice President, Chief Financial Officer and Secretary of the Company, were each elected to the board of directors of Crown Books Corporation ("Crown") in May 1998 in connection with the Company's acquisition of Dart Group Corporation, Crown's parent company. Crown filed for protection under Chapter 11 of the U.S. Bankruptcy Code on July 14, 1998.

         Security Ownership of Certain Beneficial Owners and Management

         The following table shows, as of June 22, 1998 (except as provided below), the direct and indirect beneficial ownership of shares of Common Stock by (i) all directors of the Company, (ii) each executive officer named in the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock.

                                         Sole Voting
                                       and Investment                                                Percentage
            Name                           Power (1)        Other (2)             Total              Ownership (3)
            ----                       --------------       ---------             -----            -------------
    Donald D. Bennett                      190,210           28,335              218,545
    Roger L. Gregory                         2,250                0                2,250
    Grace E. Harris                          2,175                0                2,175
    John C. Jamison                         17,250                0               17,250
    G. Gilmer Minor, III                     4,875                0                4,875
    Claude B. Owen, Jr.                     32,400                0               32,400
    Albert F. Sloan                          8,250            6,250               14,500
    John E. Stokely                        176,567              699              177,266
    George H. Thomazin                      10,125                0               10,125
    James E. Ukrop                          20,400        1,041,131            1,061,531                2.22%
    Edward Villanueva                      111,270           10,000              121,270
    John C. Belknap                            166                0                  166
    Alec C. Covington                       33,111              151               33,262
    John D. Ryder                           92,604            2,390               94,994
    All Directors and
    Executive Officers as a Group
    (18 persons)                           702,144        1,088,956            1,791,100                3.76
    FMR Corp.(4)
    82 Devonshire Street
    Boston, Massachusetts 02109                  0        3,054,550            3,054,550                6.42
    T. Rowe Price Assoc., Inc.(5)
    100 E. Pratt Street
    Baltimore, Maryland  21202             218,700        2,267,307            2,486,007                5.23

----------------------------
     (1) Includes the following number of shares of Common Stock that may be acquired within sixty days of June 22, 1998, under one or more of the Company's stock-based incentive plans by the following directors, executive officers and group: Mr. Bennett - 52,500; Mr. Gregory - 2,250; Mr. Jamison - 2,250; Mr. Owen
- 2,100;  Mr.  Sloan - 2,250;  Mr.  Stokely -  74,750;  Mr.  Ukrop - 2,250;  Mr.
Villanueva - 2,250; Mr. Covington - 31,875; Mr. Ryder - 7,500; and all directors and executive officers as a group - 179,975.

     (2) With respect to Mr. Bennett, reflects shares held by his wife and shares held under the Company's 401(k) savings plans as of June 22,1998. Mr. Bennett disclaims beneficial ownership of the shares held by his wife. With respect to Mr. Sloan, reflects shares held by his wife. Mr. Sloan disclaims beneficial ownership of such shares. With respect to Mr. Ukrop, reflects shares held by Ukrop's Super Markets, Inc. Mr. Ukrop disclaims beneficial ownership of such shares. With respect to Mr. Villanueva, reflects shares held in trust for Mr. Villanueva's children, with Mr. Villanueva as trustee. Mr. Villanueva disclaims beneficial ownership of such shares. With respect to Mr. Stokely, Mr. Covington, Mr. Ryder and all directors and executive officers as a group, reflects shares held under the Company's 401(k) savings plans as of June 22, 1998.

     (3) Except as indicated, each person or group beneficially owns less than 1% of the outstanding shares of Common Stock.

     (4) As reported in a Form 13G dated February 14, 1998, as of December 31, 1997, Fidelity Management & Research Company ("Fidelity"), a subsidiary of FMR Corp., beneficially owned 3,054,550 shares of the Company's Common Stock as a result of acting as an investment adviser to several investment companies. The ownership of one such investment company, Fidelity Contrafund, amounted to 2,534,750 shares of the Company's Common Stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, each have the sole power to dispose of the shares owned by the investment companies. The Boards of Trustees of the individual investment companies have the sole power to vote shares owned by such investment companies.

     (5) As reported in a Form 13G dated February 12, 1998, as of December 31, 1997, T. Rowe Price Associates, Inc. ("Price Associates") served as an investment advisor to individual and institutional investors that owned, in the aggregate, 2,486,007 shares of the Company's Common Stock. Price Associates disclaims beneficial ownership of all such shares.

                             EXECUTIVE COMPENSATION

       Executive Compensation Committee Report on Executive Compensation

         The Executive Compensation Committee of the Board of Directors (the "Committee") is delegated the power to administer the compensation programs of the Company applicable to its executive officers. The Committee, which is comprised of five outside directors, recommends to the Board the compensation of the Company's Chief Executive Officer, approves the compensation of the Company's other executive officers and administers the Company's annual and long-term incentive plans.

         The purposes of the Company's compensation plans and the objectives of the Committee are to:

         o provide a competitive compensation program to enable the Company to attract and retain qualified top management personnel;

         o emphasize the relationship between pay and performance by placing variable compensation "at risk" based on the achievement of specific and measurable goals and objectives;

         o balance the Company's short-term and long-term objectives appropriately; and

         o        align the financial  interests of the executive  officers with
                  those  of  the  Company's   shareholders  by  encouraging  and
                  promoting executive ownership of the Company's Common Stock.

         The Committee believes that compensation programs should enable management to understand clearly what the potential rewards are and what performance must be achieved to earn such awards. An independent consultant is used to recommend compensation structures for the Company. To further the objectives stated above, the compensation programs for all executive officers include three components: (i) base salary; (ii) annual cash incentive compensation; and (iii) long-term incentives in the form of stock options, restricted stock, stock appreciation rights ("SARs"), performance shares and/or non-stock based compensation. The Committee's policy on the tax deductibility of compensation for the Chief Executive Officer and other executive officers is to maximize the deductibility thereof, to the extent possible, while preserving the Committee's flexibility to maintain competitive compensation programs.

   Base Salary. The Company seeks to maintain executive compensation at levels competitive with other corporations in the Company's market and industry in accordance with information, including survey data, available to the Company. Corporations considered include the companies included in the Company's Peer Group, as defined below, as well as other companies in the food and distribution industries. Periodic increases in base salary are based on evaluations of each executive's past and current performance, competitive market conditions and the Company's performance. As discussed below, the base salary of the Chairman Emeritus of the Board, Mr. Bennett, for fiscal 1998 was established pursuant to an employment agreement executed in April 1996. The base salary of the Chairman of the Board, President and Chief Executive Officer, Mr. Stokely, for fiscal 1998 was established pursuant to an employment agreement executed in April 1996. The base salary of the Company's other executive officers is determined by the Company's Chief Executive Officer, subject to the approval of the Committee.

  Annual Cash Incentive Compensation. It is the Committee's policy that a significant portion of total compensation be "at risk" based on performance criteria. The Committee believes that this approach relates compensation levels to performance and is in the best interests of the shareholders. The Company's Executive Officer Performance Plan is designed to reward certain officers and other key employees for the Company's operating performance, as measured by established earnings criteria, and for individual and departmental performance. Under this Plan as in effect for fiscal 1998, an incentive compensation pool was funded based on predetermined threshold and target levels of the Company's adjusted pre-tax FIFO earnings. A participant shared in the incentive compensation pool up to a predetermined maximum percentage of annual base salary. Awards, established as a percentage of base salary, varied by management level. Adjustments to awards and flexibility for special awards were available to reflect individual performance. The Committee approved the threshold and target levels of the Company's adjusted pre-tax FIFO earnings and corresponding percentages of annual base salary in conjunction with its review of the Company's annual fiscal plan. All executive officers other than Mr. Bennett and Mr. Stokely participated in this Plan for fiscal 1998. As discussed below, the formulas for determining Mr. Bennett's and Mr. Stokely's incentive compensation for fiscal 1998 were established under the terms of their respective employment agreements.

   Long-Term Incentives. The Company's amended and restated Omnibus Stock Incentive Plan was approved by the shareholders at the 1996 annual meeting and a further amendment to such plan was approved by the shareholders at the 1997 annual meeting. The plan permits the Committee, in its discretion, to grant options to purchase shares of the Company's Common Stock, SARs, shares of restricted stock, performance shares and non-stock based incentive awards to any employee of the Company or its subsidiaries who the Committee believes has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company. The Committee determines the amount of the grant, the term of the options, SARs, restricted stock, performance shares and non-stock based incentive awards and the requisite conditions for exercise and vesting. The Committee does not take into account stock ownership of plan participants in determining the amount or terms of grants under the Omnibus Stock Incentive Plan. The granting or award of stock-based compensation is intended to encourage executives to take a longer view of the impact of their individual contributions to the Company. As with base pay and annual incentive compensation, the Committee reviews survey data to establish competitive long-term compensation structures.

         During fiscal 1998, 191 employees received grants of options and/or non-stock based incentive awards under the Omnibus Stock Incentive Plan, including 50,000 options and a $203,000 target incentive opportunity granted to Mr. Stokely. Options granted during fiscal 1998 were granted at the fair market value of the Common Stock on the date of grant; accordingly, the market value of the Common Stock must increase before the employee receives any benefit from the grant. The options granted during fiscal 1998 become exercisable in installments over a four-year period. For a description of non-stock based incentive awards granted during fiscal 1998, see "Executive Compensation - Long-Term Incentive Awards."

   Compensation of the Chief Executive Officer. Effective April 28, 1996, the Company entered into a five year employment and severance benefits agreement with Mr. Stokely that provides for his continued employment by the Company, in the capacity of President and Chief Executive Officer, through April 28, 2001. The agreement sets Mr. Stokely's salary at $400,000 per year (subject to annual review for possible increase in light of his performance), and provides for annual incentive compensation, which is determined based on a formula that takes into account the Company's pre-tax FIFO earnings. Mr. Stokely's incentive compensation for fiscal 1998 was $550,000, approximately $316,000 of which was awarded pursuant to his employment agreement, based on the Company's fiscal 1998 performance, and the balance of which represented a special bonus. Effective April 22, 1998, the Company entered into a benefits continuation agreement with Mr. Stokely which supercedes the benefits continuation provisions of his employment and severance benefits agreement. See "Executive Compensation Employment Continuity Agreements." In determining the increase in Mr. Stokely's base salary over the amount set forth in his employment agreement, his special bonus for fiscal 1998, and the number of options and the incentive opportunity granted to him under the Omnibus Stock Incentive Plan, and in deciding to extend Mr. Stokely's benefits pursuant to the benefits continuation agreement, the Committee considered his exemplary performance and contribution to the growth and success of the Company, including the completion during fiscal 1998 of the acquisition of Farm Fresh, Inc., and his outstanding leadership in bringing about the achievement of nonfinancial goals as well as financial results clearly exceeding those of industry competitors. In addition, the Committee reviewed the compensation of other chief executive officers in the wholesale and retail grocery industry, including those employed by companies in the Peer Group used in the performance graph set forth below. The Committee considered the Company's financial performance during Mr. Stokely's tenure to be superior relative to the companies in the industry. For a more detailed discussion of Mr. Stokely's employment agreement, see "Executive Compensation - Employment Continuity Agreements."

         In conclusion, the Committee believes that the compensation policies and practices of the Company herein described are fair and equitable and are in keeping with the best interests of the Company and its shareholders.

                        Executive Compensation Committee

                           Albert F. Sloan, Chairman
                                Grace E. Harris
                              G. Gilmer Minor, III
                              Claude B. Owen, Jr.
                               George H. Thomazin

                 Summary of Cash and Certain Other Compensation

         The following table shows, for the fiscal years ended May 2, 1998, May 3, 1997, and April 27, 1996, the cash compensation paid, as well as certain other compensation paid or accrued, by the Company to the Company's Chief Executive Officer and its four other most highly compensated executive officers (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                     Annual Compensation(1)           Compensation Awards
                                   --------------------------      ------------------------
                                                                                  Securities
        Name and                                                     Restricted    Underlying
   Principal Position      Fiscal                                      Stock       Options/           All Other
     at May 2, 1998         Year        Salary    Bonus(2)           Awards(3)      SARs(4)        Compensation(5)
-------------------------- ------- ------------ --------------      ------------- -----------      ----------------
John E. Stokely             1998      $452,115   $  550,000                           50,000            $11,113
  President & Chief         1997       396,155      500,000             $821,888      95,000             10,634
  Executive Officer         1996       242,804      729,375                           22,500              7,002

John C. Belknap(6)          1998       253,846      250,000                           50,000              5,769
  Executive Vice
  President & CFO

Donald D. Bennett           1998       500,000                                                            1,057
  Chairman                  1997       503,846      500,000                           30,000                702
                            1996       417,794    1,329,375                           45,000              6,671

Alec C. Covington           1998       254,730      200,000                           20,000              7,367
  President & COO,          1997       213,558      125,000                            7,500              5,399
  Wholesale Operations      1996       211,914      125,000                           60,000

John D. Ryder               1998       269,630      125,000                            7,500              2,696
  President & COO,          1997       269,630      110,000                            7,500              1,670
  Retail Division           1996       255,845       33,000                           11,250              1,680

-------------------
     (1) None of the Named Executive Officers received perquisites or other personal benefits, securities or property with an aggregate value in excess of the lesser of $50,000 or 10% of the total of his salary and bonus.

     (2) With respect to Messrs. Stokely and Bennett, consists of cash bonus, in accordance with their respective Employment and Severance Benefits Agreement, together with the following special bonus awards: in fiscal 1998, Mr. Stokely was granted a special cash award of $234,000 as a result of his role in completing the Company's acquisition of Farm Fresh, Inc. and in recognition of the Company's exemplary performance during fiscal 1998; in fiscal 1997, Messrs. Stokely and Bennett were granted special cash awards of $230,000 and $500,000, respectively, as a result of their respective roles in completing the Company's acquisition of Norristown Wholesale, Inc. and in recognition of the Company's exemplary performance during fiscal 1997; in fiscal 1996, Messrs. Stokely and Bennett were granted special cash awards of $350,000 and $562,500, respectively, and special grants of Common Stock under the Omnibus Stock Incentive Plan with a value of $129,375 each (based on the fair market value of the Common Stock on the date of grant), as a result of their respective roles in completing the Company's acquisition of Super Rite Corporation.

     (3) Reflects 37,500 shares of restricted stock granted to Mr. Stokely on May 16, 1996, based on the fair market value of the Common Stock on the date of grant, which vest as follows: 3,750 shares on May 16, 1997, 1998, 1999 and 2000, and 22,500 shares on May 16, 2001. As of May 2, 1998, Mr. Stokely held 33,750 shares of restricted stock with a value of $911,250. Dividends are paid on restricted stock at the same rate and times as on all other shares of Common Stock. No other Named Executive Officer held any shares of restricted stock as of May 2, 1998.

     (4) Reflects nonqualified stock options granted under the Company's Omnibus Stock Incentive Plan.

     (5) "All Other Compensation" for fiscal 1998 consists of: (i) the Company's 25% matching contributions under the Company's Savings and Stock Ownership Plan to the Named Executive Officers as follows: Mr. Stokely - $2,480; Mr. Belknap - $0; Mr. Bennett - $1,057; Mr. Covington - $1,983; and Mr. Ryder - $2,696; and
(ii) the amounts awarded to the following Named Executive Officers under the Company's Vacation to Stock Conversion Plan (which amounts, net of applicable withholdings, were distributed in the form of shares of Common Stock based on the fair market value of the Common Stock as of the plan's determination date):
Mr. Stokely - $8,653; Mr. Belknap - $5,769; Mr. Bennett - $0; Mr. Covington - $5,384; and Mr. Ryder - $0.

     (6) Mr. Belknap joined the Company as an executive officer in July 1997.

                             Stock Options and SARs

         The following table contains information concerning the grants of options made during fiscal 1998 under the Company's Omnibus Stock Incentive Plan to the Named Executive Officers. No SARs were granted during fiscal 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                Potential
                                                                                           Realizable Value at
                                                                                             Assumed Annual
                                                                                          Rates of Stock Price
                                                                                              Appreciation
                               Individual Grants                                           for Option Term (1)
--------------------------------------------------------------------------------      ------------------------------

                                        % of Total
                            Number of    Options/
                           Securities      SARs
                           Underlying   Granted to
                            Options/     Employees    Exercise
                              SARs       in Fiscal     or Base     Expiration
          Name             Granted (2)     Year       Price (3)       Date                  5% (4)        10% (4)
-------------------------- ------------ ------------ ------------ --------------      --------------- --------------
John E. Stokely               50,000         13.0%    $24.0625     11/13/2007               $757,000     $1,917,500

John C. Belknap               25,000          6.5      24.3125     07/07/2007                382,500        968,750
                              25,000          6.5      24.0625     11/13/2007                378,500        958,750

Donald D. Bennett                  0            0        -              -                       -              -

Alec C. Covington             20,000          5.2      24.0625     11/13/2007                302,800        767,000

John D. Ryder                  7,500          2.0      24.0625     11/13/2007                113,550        287,625

------------
     (1) The potential realizable value is based upon assumed future prices for the Common Stock that are derived from the specified assumed annual rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the actual future performance of the Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

     (2) All option grants consisted of nonqualified stock options granted under the Omnibus Stock Incentive Plan. These grants become exercisable in one-fourth installments on December 15, 1998, 1999, 2000 and 2001.

     (3) The exercise price was set at the fair market value of the Common Stock on the date of the grant. The exercise price may be paid in cash or in Common Stock valued at fair market value on the date preceding the date of exercise, or a combination of cash and Common Stock.

     (4) The 5% and 10% assumed annual rates of stock price appreciation used to calculate potential option gains shown above are required by the rules of the Securities and Exchange Commission. The actual gains that will be realized, if and when the Named Executive Officers exercise the options granted in fiscal 1998, will be dependent on the future performance of the Common Stock. The following table is provided to illustrate the relationship between the hypothetical gain that would be realized by the Named Executive Officers upon the exercise of such options and the hypothetical gain that would be realized by all shareholders as a result of the assumed stock price appreciation:

                                                                                   Annual Rate of Stock Price
                                                                                          Appreciation
                                                                              --------------------------------------
                                                                                    5%                   10%
                                                                              ---------------      -----------------
Resulting stock price based on $24.0625 starting price                          $      39.20         $        62.41

Per share gain                                                                         15.14                  38.35

Aggregate gain that would be realized by all shareholders (based on              719,494,980          1,822,498,843
47,522,786 shares outstanding on the November 13, 1997, grant date)

Aggregate hypothetical gain on all fiscal 1998 options granted to the Named        1,934,350              4,899,625
Executive Officers if $39.20 and $62.41 prices, respectively, are achieved


Hypothetical aggregate gains for the Named Executive Officers as a                      0.27%                  0.27%
percentage of all shareholders' gains

                       Option/SAR Exercises and Holdings

         The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options and SARs during fiscal 1998, and unexercised options and SARs held by them on May 2, 1998.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                               Number of Securities
                                                                        Underlying       Value of Unexercised
                                                                       Unexercised               In-the-Money
                                                                   Options/SARs at            Options/SARs at
                                                                Fiscal Year-End(2)         Fiscal Year-End(3)
                               Shares
                            Acquired on          Value                Exercisable/               Exercisable/
Name                         Exercise(1)       Realized           Unexercisable(4)           Unexercisable(4)
----                        ------------       --------           ----------------           ----------------
John E. Stokely                   0                $0               74,750/125,750          $809,558/$610,924
John C. Belknap                   0                 0                     0/50,000                  0/140,625
Donald D. Bennett                 0                 0                52,500/22,500             464,062/75,937
Alec C. Covington                 0                 0                31,875/55,625            301,348/372,754
John D. Ryder                     0                 0                 7,500/18,750              61,171/95,859

-----------
     (1) Represents only nonqualified stock options granted under the Company's Omnibus Stock Incentive Plan.

     (2) Represents only nonqualified stock options granted under the Company's Long-Term Incentive Plan and/or Omnibus Stock Incentive Plan. Each nonqualified stock option granted under the Company's Long-Term Incentive Plan includes a tandem SAR.

     (3) The value of unexercised in-the-money options represents the positive spread between the May 2, 1998, closing price of Common Stock ($27.00) and the exercise price of any unexercised options.

     (4) The options represented could not be exercised by the Named Executive Officer as of May 2, 1998, and future exercisability is subject to the executive remaining employed by the Company or its subsidiaries, subject to acceleration for death or total disability of the executive or a "change in control" of the Company (as defined in the applicable option agreements).


                           Long-Term Incentive Awards

The following table contains information concerning non-stock based incentive awards granted during fiscal 1998 under the Omnibus Stock Incentive Plan to the Named Executive Officers for the fiscal 1998-2000 performance cycle.

             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                     Number of                           Performance            Estimated Future Payouts
                   Shares, Units                        or Other Period       Under Non-Stock Price-Based
                        or                            Until Maturation                  Plans(2)
                       Other                                   or
      Name           Rights(1)                            Payout(2)      Threshold(3)     Target(3) Maximum(3)
      ----         -------------                       ----------------  ------------     --------- ----------
John E. Stokely      $203,000      Incentive               1998-2000       $101,500       $203,000  $507,500
                                   Opportunity
John C. Belknap       105,000      Incentive               1998-2000         52,500        105,000   262,500
                                   Opportunity
Alec C. Covington      79,000      Incentive               1998-2000         39,500         79,000   197,500
                                   Opportunity

-------------------
     (1) Incentive awards include target awards for each individual and performance goals based 50% on the Company's three year average return on equity ("ROE") and 50% on the Company's three year cumulative earnings per share ("EPS"). Performance levels were established in each performance goal category based on meeting or exceeding the goals, with no award earned if performance is below the threshold goal for either ROE or EPS, the target award earned if performance equals target levels for both ROE and EPS, and up to two times the target award earned if the Company achieves certain superior levels of ROE and EPS. In addition to the award earned based on the Company's performance, the target awards may be adjusted based on the Company's performance relative to a group of companies in the food and distribution industries designated by the Committee at the time of the award. The Committee intends that any incentive awards earned for the three fiscal year performance cycle that commenced May 4, 1997, will be settled 50% in cash and 50% in shares of the Company's Common Stock. See "Executive Compensation - Executive Compensation Committee Report on Executive Compensation - Long-Term Incentives." No other Named Executive Officers received incentive awards for the 1998-2000 performance cycle during fiscal 1998.

     (2) Payouts on fiscal 1998 awards will be made pursuant to a three year performance cycle, which is based on the Company's fiscal year. The fiscal 1998 three year performance cycle commenced May 4, 1997.

     (3) Awards also may be increased (0-25%) or decreased (0-50%) based on performance relative to the Company's peer group. No such adjustment is shown in the case of threshold and target awards. Estimated maximum awards reflect a positive 25% adjustment.

                               Pension Plan Table

     The table below illustrates the approximate aggregate retirement benefits payable under the Company's funded defined benefit pension plan for its salaried employees and supplemental retirement plan for certain officers and other key employees retiring at age 65. The amounts reflected in the table are stated in payments in the form of a life annuity. Other actuarially equivalent forms of benefit may be selected. The amounts reflected in the table are subject to offset for Social Security and other benefits.

     Annual                              Years of Credited Service(2)
Compensation (1)             10             15       20            25
----------------         -----------------------------------------------

    $100,000  . . . . .  $  60,000     $  65,000  $ 70,000      $ 70,000
     200,000  . . . . .    120,000       130,000   140,000       140,000
     300,000  . . . . .    180,000       195,000   210,000       210,000
     400,000  . . . . .    240,000       260,000   280,000       280,000
     500,000  . . . . .    300,000       325,000   350,000       350,000
     600,000  . . . . .    360,000       390,000   420,000       420,000

------------
     (1) Annual compensation is the average of a participant's highest five consecutive years' compensation (base salary plus overtime and commissions) during the last ten years and approximates, in the case of the Named Executive Officers, the amounts reported as salary in the Summary Compensation Table.

     (2) The years of credited service for the Named Executive Officers as of May 2, 1998, were as follows: Mr. Stokely - 8; Mr. Belknap - 0; Mr. Bennett - 8; Mr. Covington - 2; and Mr. Ryder - 2. With respect to Mr. Bennett's benefits under the Company's Supplemental Executive Retirement Plan, see "Employment Continuity Agreements."


                        Employment Continuity Agreements

         Mr. Stokely. The Company entered into an employment and severance benefits agreement with Mr. Stokely, effective April 28, 1996, which extends his employment with the Company in the capacity of President and Chief Executive Officer through April 28, 2001. The agreement also provides that the Board of Directors will nominate Mr. Stokely for election to the Board of Directors at each annual meeting of shareholders during the term of the agreement, and will use its best efforts to cause Mr. Stokely to be duly elected to the Board at each such meeting.

         The agreement sets Mr. Stokely's salary at $400,000 per year (subject to annual review for possible increase in light of his performance), and provides for annual incentive compensation equal to the sum of (i) 50% of his base salary if the Company achieves target pre-tax FIFO earnings, plus (ii) 1% of the amount by which the Company's pre-tax FIFO earnings exceed target pre-tax FIFO earnings. The agreement also provides that during its term, the Company will pay Mr. Stokely's portion of the premiums for coverage under the Company's life, accident, medical and dental benefits plans. In addition, the agreement provides for the payment of a lump-sum severance benefit equal to one year's salary in the event Mr. Stokely is terminated during the term of the agreement
(i) by the Company other than for cause or upon his death or disability, (ii) by the Company for any reason other than death or disability within one year following a "change in control" of the Company (as defined below) or (iii) by Mr. Stokely within one year following a "change in control" of the Company. The agreement also provides that upon any "change in control" of the Company, Mr. Stokely shall be entitled to receive a lump-sum payment in an amount equal to the actuarial equivalent of the benefit he otherwise would be entitled to receive under the Company's Supplemental Executive Retirement Plan (the "SERP") upon retirement. In addition, if a "change in control" of the Company occurs during the term of the agreement and Mr. Stokely becomes liable for any excise tax with respect to any payment or benefit under this agreement or any of the Company's benefit plans, the Company shall pay Mr. Stokely an amount equal to
(i) such excise tax, plus (ii) the federal, state and local income taxes, and federal hospitalization tax, for which Mr. Stokely is liable on account of the payment described in clause (i) of this sentence and the additional payments described in this clause (ii).

         The Company entered into a benefits continuation agreement with Mr. Stokely, effective April 22, 1998, which supercedes the benefits continuation provisions of his employment and severance benefits agreement. The new benefits continuation agreement provides that, unless Mr. Stokely's employment is terminated for cause, the Company will provide to Mr. Stokely following the termination of his employment (at the Company's expense, subject to mitigation to the extent that substantially similar coverage is provided by any successor employer) coverage under life insurance policies consistent with those currently provided by the Company for his benefit through age 65, and medical and dental benefits of the type generally provided from time-to-time to the Company's executive employees until his death.

         Mr. Bennett. The Company entered into an employment and severance benefits agreement with Mr. Bennett, effective April 28, 1996, to ensure his continued service to the Company through his retirement. The agreement provides for Mr. Bennett's employment in his current capacity of Chairman Emeritus through December 1998. The agreement further provides that, prior to its expiration in December 1998, the Company and Mr. Bennett will enter into a consulting agreement which will provide for his continued service to the Company through age 65. The agreement also provides that the Board of Directors will nominate Mr. Bennett for election to the Board at each annual meeting of shareholders during the term of the agreement, and will use its best efforts to cause Mr. Bennett to be duly elected to the Board at each such meeting.

         The agreement sets Mr. Bennett's salary at $500,000 per year through 1998, and provides that (i) during the term of the agreement, the Company will pay Mr. Bennett's portion of the premiums for coverage under the Company's life, accident, medical and dental benefits plans, and (ii) unless Mr. Bennett's employment is terminated during the term of the agreement by the Company for cause or by Mr. Bennett (other than upon his disability or following a "change in control" of the Company), the Company will provide to Mr. Bennett following the termination of his employment (at the Company's expense) coverage under life insurance policies consistent with those currently provided by the Company for his benefit through age 65, and medical and dental benefits of the type generally provided from time-to-time to the Company's executive employees until his death. In addition, the agreement provides for the payment of a lump-sum severance benefit equal to one year's salary in the event Mr. Bennett is terminated during the term of the agreement (i) by the Company other than for cause or upon his death or disability, (ii) by the Company for any reason other than death or disability within one year following a "change in control" of the Company or (iii) by Mr. Bennett within one year following a "change in control" of the Company. The agreement also provides that Mr. Bennett is entitled to a vested benefit under the SERP based upon his having attained age 65 and having completed 20 years of credited service, with credited monthly compensation to be based upon the base salary contemplated in the agreement. In addition, the agreement provides that, upon any "change in control" of the Company, Mr. Bennett shall be entitled to receive a lump-sum payment in an amount equal to the actuarial equivalent of the benefit he otherwise would be entitled to receive under the SERP upon retirement. In addition, if a "change in control" of the Company occurs during the term of the agreement and Mr. Bennett becomes liable for any excise tax with respect to any payment or benefit under this agreement or any of the Company's benefit plans, the Company shall pay Mr. Bennett an amount equal to (i) such excise tax, plus (ii) the federal, state and local income taxes, and federal hospitalization tax, for which Mr. Bennett is liable on account of the payment described in clause (i) of this sentence and the additional payments described in this clause (ii).

         Definition of "Change in Control." For purposes of the foregoing employment and severance benefits agreements, a "change in control" of the Company means, in general, the occurrence of any of the following events: (i) any person or group becomes the beneficial owner of securities representing more than 50% of the aggregate voting power of all classes of the Company's then-outstanding voting securities; or (ii) the shareholders of the Company approve (a) a plan of merger, consolidation or share exchange between the Company and any entity other than a subsidiary, or (b) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of the Company's property.

                               Performance Graph

         The following graph compares the cumulative total return for the Company's Common Stock to the cumulative total returns for the Standard & Poor's 500 Composite Index and an index of peer companies (the "Peer Group") selected by the Company for the Company's last five fiscal years. Companies in the Peer Group are as follows: Fleming Companies Inc., Nash-Finch Company, Super Food Services, Inc. and Supervalu Inc. The graph assumes an investment of $100 in the Company's Common Stock and in each index as of April 30, 1993, and that all dividends were reinvested.

                                    [graph]

                   April 1993  April 1994  April 1995  April 1996   May 1997   May 1998
Richfood Holdings     100         125         150         249         235         316
S&P 500               100         105         124         161         201         284
Peer Group            100          97          87          90          93         128

                 Certain Relationships and Related Transactions

         During fiscal 1998, the Company sold products and services to, and engaged in certain other transactions with, entities affiliated with Mr. James E. Ukrop. Mr. Ukrop is Chairman of Ukrop's Super Markets, Inc. ("Ukrop's"). During fiscal 1998, Ukrop's paid $208,764,299 to the Company for products and services purchased from the Company.

         Effective August 3, 1997, the Company entered into a new long-term supply agreement with Ukrop's. The supply agreement provides that, in consideration of an incentive payment, Ukrop's will continue to use the Company as its principal source of wholesale supply and commits Ukrop's to purchase $1.2 billion of goods from the Company over a term of approximately five years.

         The Company believes that the transactions with Ukrop's were made on terms comparable to those that would have been agreed to with unaffiliated third parties in similar transactions.

         During fiscal 1996, the Company made secured loans to Mr. Donald D. Bennett, Chairman Emeritus of the Company, in the aggregate amount of $110,000 at rates of interest equal to 5.90% and 5.79% per annum. The largest aggregate amount of indebtedness outstanding under such loans during fiscal 1998, including accrued interest, was $126,212, and the aggregate unpaid balance thereof on June 22, 1998, was $110,000.

         During fiscal 1994, the Company made a $73,938 secured loan to Mr. John
E. Stokely, Chairman of the Board, President and Chief Executive Officer of the Company, at a rate of interest equal to 3.68% per annum. In addition, in June 1994 the Company made secured loans to Mr. Stokely in the aggregate amount of $457,127, at a rate of interest equal to 5.56% per annum. The largest aggregate amount of indebtedness outstanding under such loans during fiscal 1998, including accrued interest, was $149,684, and the aggregate unpaid balance thereof on June 22, 1998, was $131,064.

         During fiscal 1998, the Company made a secured loan to Mr. John C. Belknap, Executive Vice President, Chief Financial Officer and Secretary of the Company, in an amount equal to $113,050 at a rate of interest equal to 5.54% per annum. The largest aggregate amount outstanding under such loan during fiscal 1998, including accrued interest, was $114,442, and the aggregate unpaid balance thereof on June 22, 1998, was $115,329.

          Compensation Committee Interlocks and Insider Participation

         The Executive Compensation Committee of the Board is composed of Messrs. Albert F. Sloan (Chairman), G. Gilmer Minor, III, Claude B. Owen, Jr., George H. Thomazin and Dr. Grace E. Harris. No member of the Committee had relationships, or engaged in transactions, with the Company during fiscal 1998 of the type required to be disclosed above under the caption "Certain Relationships and Related Transactions."

            Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and owners of more than 10% of the Common Stock are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons who were not required to file a Form 5 for fiscal 1998, the Company believes that all of its executive officers, directors and owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal 1998.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 2)

         On September 6, 1996, the Company selected Ernst & Young LLP ("Ernst & Young") to serve as its independent public accountants for fiscal 1997 and, accordingly, dismissed KPMG Peat Marwick LLP, its former independent public accountants ("Peat Marwick"). The decision to engage Ernst & Young and dismiss Peat Marwick was approved by the Audit Committee of the Board of Directors of the Company on September 6, 1996.

         Peat Marwick's reports on the Company's consolidated financial statements for the two most recent fiscal years prior to their dismissal did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years prior to and through the date of their dismissal, there was no disagreement with Peat Marwick regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Peat Marwick, would have caused Peat Marwick to make reference thereto in its reports.

         The Board of Directors has appointed Ernst & Young to serve as independent publc accountants for the Company and its subsidiaries for fiscal 1999. Shareholders are requested to ratify this appointment. Representatives of Ernst & Young are expected to be present at the annual meeting and will be given an opportunity to make a statement and to respond to appropriate questions.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1999.

                       PROPOSALS FOR 1999 ANNUAL MEETING

         Any proposal submitted by a shareholder for inclusion in the proxy materials for the next annual meeting of shareholders must be delivered to the Company at its principal office not later than March 22, 1999.

         In addition to any other applicable requirements, for business to be properly brought before the 1999 annual meeting by a shareholder, even if the proposal is not to be included in the Company's proxy statement, the Company's bylaws provide that the shareholder must give notice in writing to the Secretary of the Company not later than May 21, 1999. As to each such matter, the notice must contain (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name, record address of, and class, series and number of shares beneficially owned by, the shareholder proposing such business and
(iii) any material interest of the shareholder in such business.


                                 OTHER MATTERS

         As of the date of this statement, management knows of no business that will be presented for consideration at the annual meeting other than that stated in this notice. As to other business, if any, and matters incident to the conduct of the annual meeting that may properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

         Shareholders, whether or not they expect to attend in person, are requested to mark, date and sign the enclosed proxy and return it to the Company. Please sign exactly as your name appears on the accompanying proxy. Shareholders may revoke their proxy by delivering a written notice of revocation to the Company at its principal office to the attention of John C. Belknap, Executive Vice President, Chief Financial Officer and Secretary, at any time before the proxy is exercised.



                             John C. Belknap
                             Executive Vice President, Chief Financial Officer and Secretary

July 20, 1998

                                     NOTICE


                                      AND


                                PROXY STATEMENT



                                    for the


                                 ANNUAL MEETING



                                       of


                                  SHAREHOLDERS

                                   To Be Held

                                August 20, 1998





                                     [logo]

RICHFOOD HOLDINGS, INC.
Richmond, Virginia  23060

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints John E. Stokely and John C. Belknap and each of them proxies (and if the undersigned is a proxy, as substitute proxies) each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company held of record by the undersigned on July 10, 1998, at the annual meeting of shareholders to be held at 10:00 a.m. on August 20, 1998, or any adjournments thereof.

              PROXY VOTE AUTHORIZATION FOR RICHFOOD HOLDINGS, INC.
     ANNUAL MEETING AUGUST 20, 1998 CUSIP 763408101-RICHFOOD HOLDINGS, INC. The Board of Directors unanimously recommends a vote "FOR" each of the following proposals:

1.   ELECTION OF DIRECTORS

     [  ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY to vote
         (except as marked to the contrary)       for all nominees listed

     Donald D. Bennett, Roger L. Gregory, Grace E. Harris, John C. Jamison,
  G. Gilmer Minor, III, Claude B. Owen, Jr., Albert F. Sloan, John E. Stokely,
             George H. Thomazin, James E. Ukrop, Edward Villanueva

   To withhold authority to vote for any individual nominee, write that name on the line below.

------------------------------------------------------------------------------

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as independent public accountants for the current fiscal year.

       [ ] FOR              [ ] AGAINST            [ ] ABSTAIN

                                    IN  THEIR   DISCRETION,   THE   PROXIES  ARE
                                    AUTHORIZED TO VOTE UPON SUCH OTHER  BUSINESS
                                    AND MATTERS AS MAY PROPERLY  COME BEFORE THE
                                    MEETING OR ANY ADJOURNMENTS THEREOF.

                                    Please  sign  exactly  as your name  appears
                                    hereon.   When  shares  are  held  by  joint
                                    tenants, only one of such persons need sign.
                                    When   signing   as   attorney,    executor,
                                    administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.


                                    --------------------------------------------
                                                     Signature

                                    Date _________________________________, 1998

                             RICHFOOD HOLDINGS, INC.
                        SAVINGS AND STOCK OWNERSHIP PLAN

                                Voting Procedure


TO:      PARTICIPANTS IN THE RICHFOOD HOLDINGS, INC.
         SAVINGS AND STOCK OWNERSHIP PLAN, THE SUPER
         RITE CORPORATION EMPLOYEE INVESTMENT OPPORTUNITY
         PLAN, AND THE SUPER RITE FOODS, INC. INVESTMENT
         OPPORTUNITY PLAN AND TRUST FOR RETAIL UNION
         EMPLOYEES (collectively, the "Savings Plans")


As a participating employee in one or more of the Savings Plans, you have the right to direct the Trustees of your Savings Plan (the "Trustees") to vote the shares of Common Stock of Richfood Holdings, Inc. ("Common Stock") represented by your interest in the Trust Fund under the applicable Savings Plan at the annual meeting of shareholders of Richfood Holdings, Inc. to be held on August 20, 1998. For your information, copies of the Notice of Annual Meeting and Proxy Statement are forwarded herewith.

If the Trustees do not receive your instructions by August 17, 1998, (i) they will not vote the shares of Common Stock held in your Pre-tax Contribution and Rollover Accounts under the applicable Savings Plan at the annual meeting, and
(ii) they will vote the shares of Common Stock held in your Employer Matching Contribution and Employer Discretionary Matching Contribution Accounts under the applicable Savings Plan at the annual meeting in accordance with the recommendations of management. Please indicate your instructions on the accompanying card and return the card promptly to the Trustees in the enclosed envelope.

TO:      THE TRUSTEES OF THE RICHFOOD HOLDINGS, INC.
         SAVINGS AND STOCK OWNERSHIP PLAN, THE SUPER
         RITE CORPORATION EMPLOYEE INVESTMENT OPPORTUNITY
         PLAN, AND THE SUPER RITE FOODS, INC. INVESTMENT
         OPPORTUNITY PLAN AND TRUST FOR RETAIL UNION
         EMPLOYEES (collectively, the "Savings Plans")


         With respect to the shares of Common Stock of Richfood Holdings, Inc. represented by my interest in the Trust Fund for one or more of the Savings Plans, you are directed to sign and forward a proxy in the form being solicited by the Board of Directors of Richfood Holdings, Inc. to instruct the person named therein, or their substitutes, to vote in accordance with the proxy statement as designated below:

              PROXY VOTE AUTHORIZATION FOR RICHFOOD HOLDINGS, INC.
     ANNUAL MEETING AUGUST 20, 1998 CUSIP 763408101-RICHFOOD HOLDINGS,INC.
       The Board of Directors unanimously recommends a vote "FOR" each of the following proposals:

1.     ELECTION OF DIRECTORS

   [ ] FOR all nominees listed below         [ ] WITHHOLD AUTHORITY to vote
      (except as marked to the contrary)         for all nominees listed

     Donald D. Bennett, Roger L. Gregory, Grace E. Harris, John C. Jamison, G.Gilmer Minor, III, Claude B. Owen, Jr., Albert F. Sloan, John E. Stokely,
             George H. Thomazin, James E. Ukrop, Edward Villanueva

  To withhold authority to vote for any individual nominee, write that name on the line below.

-------------------------------------------------------------------------------

2. To ratify the appointment by the Board of Directors of Ernst & Young LLP to serve as independent public accountants for the current fiscal year.

          [ ] FOR               [ ] AGAINST            [ ] ABSTAIN



         IN ITS DISCRETION, THE TRUSTEES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                               Please  sign and return  promptly
                                               to the  Trustees in the  enclosed
                                               envelope.

                                               ---------------------------------


                                               Dated _____________________, 1998